Exhibit 4.6

COUNTERPART FOR ADDITIONAL GUARANTORS

July 1, 2021

Reference is made to the Note Purchase Agreement, dated as of April 4, 2019 (the “Note Purchase Agreement”), among, inter alios, DYNASTY ACQUISITION CO., INC., a Delaware corporation (the “Issuer”), DYNASTY INTERMEDIATE CO., INC., a Delaware corporation (“Holdings”), the other Guarantors from time to time party thereto (the “Guarantors”) and, for purposes of certain sections thereof only, DYNASTY PARENT HOLDINGS, L.P., a Delaware limited partnership, and DYNASTY PARENT CO., INC., a Delaware corporation, as the TopCos (“TopCos”), relating to the offer and sale by the Issuer of $640,000,000 in aggregate principal amount of its Senior Unsecured PIK Toggle Notes due 2027 (the “Notes”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Note Purchase Agreement.

Pursuant to Section 7.5 of the Note Purchase Agreement, each of the undersigned hereby joins and becomes party to the Note Purchase Agreement as a Subsidiary Guarantor and shall be entitled to the full benefit and be subject to the obligations of the Note Purchase Agreement as a Subsidiary Guarantor thereunder as though the undersigned were initially party thereto as a Subsidiary Guarantor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this counterpart to be duly executed and delivered as of the date first above written.

INTERNATIONAL AIRMOTIVE HOLDING CO.

By:	/s/ Michael Scott
Name: Michael Scott
Title: Chief Financial Officer and Treasurer

INTERNATIONAL GOVERNOR SERVICES LLC

By:	/s/ Michael Scott
Name: Michael Scott
Title: Chief Financial Officer and Treasurer

BARRETT TURBINE ENGINE COMPANY

By:	/s/ Michael Scott
Name: Michael Scott
Title: Chief Financial Officer and Treasurer

DALLAS AIRMOTIVE, INC.

By:	/s/ Michael Scott
Name: Michael Scott
Title: Chief Financial Officer and Treasurer

[Signature Page to Joinder to Note Purchase Agreement (Senior Unsecured PIK Toggle Notes)]